FEDERATED UTILITY FUND, INC.
                                 APPENDIX


A1. The graphic presentation here displayed consists of a line graph. The corresponding components of the line graph are listed above. The Class A Shares of Federated Utility Fund, Inc. (the "Fund") ,based on a 4.50% sales charge, are represented by a solid line. The Standard and Poor's 500 Index (S&P500) is represented by a dotted line, the Standard and Poor's Utility Index (SPU) is represented by a dashed line and the Dow
Jones Utility Average (DJUA) is represented by a dot-dash-dot line. The line graph is a visual representation of a comparison of change in value of a $10,000 hypothetical investment in the Class A Shares of the Fund, and the S&P500, the SPU and the DJUA. The "x" axis reflects computation periods from 2/28/91 to 2/28/01. The "y" axis reflects the cost of the investment. The right margin reflects the ending value of the hypothetical investment in the Fund's Class A Shares, based on a 4.50% sales charge, as compared to the S&P500, the SPU, and the DJUA. The ending values were $23,822, $41,972, $36,714 and $30,907, respectively.
The legend above the graphic presentation indicates the Fund's Class A Shares Average Annual Total Returns for the one-year, five year and ten year periods ended 2/28/01 and from the start of performance of the Fund's Class A Shares (5/27/1988) to 2/28/2001. The total returns were (15.37%), 6.11%, 8.95%, and 10.21%, respectively.

A2. The graphic presentation here displayed consists of a line graph. The corresponding components of the line graph are listed above. The Class B Shares of Federated Utility Fund, Inc. (the "Fund") are represented by a solid line. The Standard and Poor's 500 Index (S&P500) is represented by a dotted line, the Standard and Poor's Utility Index (SPU) is represented by a dashed line and the Dow Jones Utility Average (DJUA) is represented by a dot-dash-dot line. The line graph is a visual representation of a comparison of change in value of a $10,000 hypothetical investment in the Class B Shares of the Fund, and the S&P500, the SPU and the DJUA. The "x" axis reflects computation periods from 10/12/94 to 2/28/01. The "y" axis reflects the cost of the investment. The right margin reflects the ending value of the hypothetical investment in the Fund's Class B Shares as compared to the S&P500, the SPU, and the DJUA. The ending values were $16,877, $30,074, $28,631 and $29,495, respectively. The legend above the graphic presentation indicates the Fund's Class B Shares Average Annual Total Returns for the one-year and five year periods ended 2/28/01 and from the start of performance of the Fund's Class B Shares (10/12/1994) to 2/28/2001. The total returns were (15.79%), 6.28%, and 8.49%, respectively.

A3. The graphic presentation here displayed consists of a line graph. The corresponding components of the line graph are listed above. The Class C Shares of Federated Utility Fund, Inc. (the "Fund") are represented by a solid line. The Standard and Poor's 500 Index (S&P500) is represented by a dotted line, the Standard and Poor's Utility Index (SPU) is represented by a dashed line and the Dow Jones Utility Average (DJUA) is represented by a dot-dash-dot line. The line graph is a visual representation of a comparison of change in value of a $10,000 hypothetical investment in the Class C Shares of the Fund, and the S&P500, the SPU and the DJUA. The "x" axis reflects computation periods from 4/27/93 to 2/28/01. The "y" axis reflects the cost of the investment. The right margin reflects the ending value of the hypothetical investment in the Fund's Class C Shares as compared to the S&P500, the SPU, and the DJUA. The ending values were $16,761, $33,386, $27,492 and $23,960, respectively. The legend above the graphic presentation indicates the Fund's Class C Shares Average Annual Total Returns for the one-year and five year periods ended 2/28/01 and from the start of performance of the Fund's Class C Shares (4/27/1993) to 2/28/2001. The total returns were (11.94%), 6.50%, and 6.81%, respectively.

A4. The graphic presentation here displayed consists of a line graph. The corresponding components of the line graph are listed above. The Class F Shares of Federated Utility Fund, Inc. (the "Fund"), based on a 1.00% sales charge, are represented by a solid line. The Standard and Poor's 500 Index (S&P500) is represented by a dotted line, the Standard and Poor's Utility Index (SPU) is represented by a dashed line and the Dow
Jones Utility Average (DJUA) is represented by a dot-dash-dot line. The line graph is a visual representation of a comparison of change in value of a $10,000 hypothetical investment in the Class F Shares of the Fund, and the S&P500, the SPU and the DJUA. The "x" axis reflects computation periods from 6/1/96 to 2/28/01. The "y" axis reflects the cost of the investment. The right margin reflects the ending value of the hypothetical investment in the Fund's Class F Shares, based on a 1.00% sales charge, as compared to the S&P500, the SPU, and the DJUA. The ending values were $13,987, $19,902, $20,916 and $22,497, respectively.
The legend above the graphic presentation indicates the Fund's Class F Shares Average Annual Total Returns for the one-year period ended 2/28/01 and from the start of performance of the Fund's Class F Shares (6/1/1996) to 2/28/2001. The total returns were (12.16%), and 7.33%, respectively.